DALE MATHESON
CARR-HILTON LABONTE LLP
DMCL CHARTERED ACCOUNTANTS

Partnership of:

Vancouver: Robert J. Burkart Inc., James F. Carr-Hilton Ltd., Alvin F. Dale Ltd., Reginald J. LaBonte Ltd., Robert J. Matheson Inc., Rakesh I. Patel Inc.
South Surrey: Hardy Baxter Inc., Michael K. Braun Inc., Rick Carabetta Inc., Peter J. Donaldson Inc.
Port Coquitlam: Wilfred A. Jacobson Inc., Brian A. Shaw Inc., Anthony L. Soda Inc., Fraser G. Ross Ltd.

August 26, 2008

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington DC 20549

Re: Westland Resources Corp. S-1/A Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-1/A Registration Statement dated August 26, 2008, of the following:

- Our report to the Stockholders and Board of Directors of Westland Resources Corp. dated February 12, 2008 on the financial statements of the Company as of July 31, 2007 and 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

DMCL

Dale Matheson Carr-Hilton LaBonte LLP
"DMCL" Chartered Accountants
Vancouver, Canada

A MEMBER OF MGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS AND BUSINESS ADVISORS

Vancouver: Suite 1500 - 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1, Tel: 604 687 4747 • Fax: 604 689 2778 - Main Reception
South Surrey: Suite 301 - 1656 Martin Drive, White Rock, B.C., Canada V4A 6E7, Tel: 604 531 1154 • Fax: 604 538 2613
Port Coquitlam: P.O. Box 217, Suite 700, 2755 Lougheed Highway, Port Coquitlam, B.C., Canada V3C 3V7, Tel: 604 941 8266 • Fax: 604 941 0971